Exhibit 10.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is entered into by and between Oncternal Therapeutics, Inc., a Delaware corporation (the “Company”), and Frank Hsu, M.D. (“Executive”), and shall be effective as of August 26, 2019 (the “Effective Date”).

WHEREAS, the Company desires to employ Executive, and Executive desires to accept employment with the Company, on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

1.Definitions.  As used in this Agreement, the following terms shall have the following meanings:

(a)“Board” means the Board of Directors of the Company.

(b)“California WARN Act” means California Labor Code Sections 1400 et seq.

(c)“Cause” means any of the following:

(i) the commission of an act of fraud, embezzlement or dishonesty by Executive, or the commission of some other illegal act by Executive;

(ii) a conviction of, or plea of “guilty” or “no contest” to, a felony by Executive;

(iii) any unauthorized use or disclosure by Executive of confidential information or trade secrets of the Company or any successor or affiliate thereof;

(iv) Executive’s gross negligence, insubordination or material violation of any duty of loyalty to the Company or any successor or affiliate thereof, or any other material misconduct on the part of Executive;

(v)Executive’s ongoing and repeated failure or refusal to perform or neglect of Executive’s duties as required by this Agreement, which failure, refusal or neglect continues for fifteen (15) days following Executive’s receipt of written notice from the Board or the Company’s Chief Executive Officer (the “CEO”) stating with specificity the nature of such failure, refusal or neglect; or

(vi) Executive’s breach of any Company policy or any material provision of this Agreement;

provided, however, that prior to the determination that “Cause” under this Section 1(c) has occurred, the Company shall (A) provide to Executive in writing, in reasonable detail, the reasons for the determination that such “Cause” exists, (B) other than with respect to clause (v) above

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which specifies the applicable period of time for Executive to remedy his breach, afford Executive a reasonable opportunity to remedy any such breach, (C) provide Executive an opportunity to be heard prior to the final decision to terminate Executive’s employment hereunder for such “Cause” and (D) make any decision that such “Cause” exists in good faith.

The foregoing definition shall not in any way preclude or restrict the right of the Company or any successor or affiliate thereof to discharge or dismiss Executive for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of this Agreement, to constitute grounds for termination for Cause.

(d)“Change in Control” means and includes each of the following:

(i)A transaction or series of transactions (other than an offering of the Company’s common stock to the general public through a registration statement filed with the Securities and Exchange Commission or a transaction or series of transactions that meets the requirements of clauses (1) and (2) of subsection (iii) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(ii)During any period of two (2) consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) of the Company (other than a director of the Company designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (i) or (iii)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors of the Company then still in office who either were directors of the Company at the beginning of the two (2)-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii)The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(1)which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company

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(the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(2)after which no person or group beneficially owns voting securities representing fifty percent (50%) or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (2) as beneficially owning fifty percent (50%) or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

The Board shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto.

(e)“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the Treasury Regulations and other interpretive guidance issued thereunder.

(f)“Good Reason” means the occurrence of any of the following events or conditions without Executive’s written consent:

(i)a material diminution in Executive’s authority, duties or responsibilities;

(ii)a material diminution in Executive’s base compensation, unless such a reduction is imposed across-the-board to senior management of the Company;

(iii)a material change in the geographic location at which Executive must perform his duties (and the parties agree that the relocation of the geographic location at which Executive must perform his duties by more than fifty (50) miles from the then-current such location without the Executive’s consent (other than Executive's relocation contemplated by Section 3(h) below) shall constitute a material change); or

(iv)any other action or inaction that constitutes a material breach by the Company or any successor or affiliate of its obligations to Executive under this Agreement.

Executive must provide written notice to the Company of the occurrence of any of the foregoing events or conditions without Executive’s written consent within ninety (90) days of the occurrence of such event.  The Company or any successor or affiliate shall have a period of thirty (30) days to cure such event or condition after receipt of written notice of such event from Executive.  Executive’s termination of employment by reason of resignation from employment with the Company for Good Reason must occur within thirty (30) days following the expiration of the foregoing thirty (30) day cure period.

(g)“Involuntary Termination” means (i) the termination of Executive’s employment by the Company other than for Cause, or (ii) Executive’s resignation of employment with the Company for Good Reason.  Executive’s termination of employment by reason of

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Executive’s death or discharge by the Company following Executive’s Permanent Disability shall not constitute an Involuntary Termination.

(h)Executive’s “Permanent Disability” shall be deemed to have occurred if Executive shall become physically or mentally incapacitated or disabled or otherwise unable fully to discharge his duties hereunder for a period of ninety (90) consecutive calendar days or for one hundred twenty (120) calendar days in any one hundred eighty (180) calendar-day period.  The existence of Executive’s Permanent Disability shall be determined by the Company on the advice of a physician chosen by the Company and the Company reserves the right to have Executive examined by a physician chosen by the Company at the Company’s expense.

(j)“Stock Awards” means all stock options, restricted stock and such other awards granted pursuant to the Company’s stock option and equity incentive award plans or agreements and any shares of stock issued upon exercise thereof.

(k)“WARN Act” shall mean the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Sections 2101 et seq., and the Department of Labor regulations thereunder.

2.Services to Be Rendered.

(a)Duties and Responsibilities.  Executive shall serve as Chief Medical Officer of the Company.  In the performance of such duties, Executive shall report directly to the CEO and shall be subject to the direction of the CEO and to such limits upon Executive’s authority as the CEO may from time to time impose.  In the event of the CEO’s incapacity or unavailability, Executive shall be subject to the direction of the Board.  Executive hereby consents to serve as an officer and/or director of the Company or any subsidiary or affiliate thereof without any additional salary or compensation, if so requested by the CEO.  Executive shall be employed by the Company on a full-time basis.  Executive’s primary place of work shall be the Company’s facility in San Diego, California, or such other locations designated by the CEO from time to time.  Executive shall also render services at such other places within or outside the United States as the CEO may direct from time to time.  Executive shall be subject to and comply with the policies and procedures generally applicable to senior management of the Company to the extent the same are not inconsistent with any term of this Agreement.

(b)Exclusive Services.  Executive shall at all times faithfully, industriously and to the best of his ability, experience and talent perform to the satisfaction of the Board and the CEO all of the duties that may be assigned to Executive hereunder and shall devote substantially all of his productive time and efforts to the performance of such duties.  Subject to the terms of the Proprietary Information and Inventions Agreement referred to in Section 5(b), this shall not preclude Executive from devoting time to personal and family investments or serving on community and civic boards, or participating in industry associations, provided such activities do not interfere with his duties to the Company, as determined in good faith by the CEO.  Executive agrees that he will not join any boards, other than community and civic boards (which do not interfere with his duties to the Company), without the prior approval of the CEO.

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3.Compensation and Benefits.  The Company shall pay or provide, as the case may be, to Executive the compensation and other benefits and rights set forth in this Section 3.

(a)Base Salary.  The Company shall pay to Executive a base salary of $400,000 per year, payable in accordance with the Company’s usual pay practices (and in any event no less frequently than monthly).  Executive’s base salary shall be subject to review annually by and at the sole discretion of the Compensation Committee of the Board or its designee.

(b)Annual Bonus.  Executive shall participate in any annual bonus plan that the Board or its designee may approve for the senior managers of the Company. In addition to Executive's base salary, Executive may be eligible to earn, for each fiscal year of the Company ending during the term of Executive's employment with the Company, an annual cash performance bonus under the Company’s bonus plan, as approved from time to time by the Board.  Executive’s target bonus under any such annual bonus plan shall be thirty-five percent (35%) of Executive’s base salary actually paid for the year to which such annual bonus relates (the “Target Bonus”).  Executive's actual annual bonus will be determined on the basis of Executive's and/or the Company’s or its affiliates’ attainment of financial or other performance criteria established by the Board or its designee in accordance with the terms and conditions of such bonus plan.  Except as otherwise provided in this Agreement, Executive must be employed by the Company on the date of payment of such annual bonus in order to be eligible to receive such annual bonus.  Executive hereby acknowledges and agrees that nothing contained herein confers upon Executive any right to an annual bonus in any year, and that whether the Company pays Executive an annual bonus and the amount of any such annual bonus will be determined by the Company in its sole discretion. Executive’s annual bonus for 2019 shall be pro-rated for partial year service.

     (c) Benefits.  Executive shall be entitled to participate in benefits under the Company’s benefit plans and arrangements, including, without limitation, any employee benefit plan or arrangement made available in the future by the Company to its senior management, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. The Company shall have the right to amend or delete any such benefit plan or arrangement made available by the Company to its senior management and not otherwise specifically provided for herein.

(d)Expenses.  The Company shall reimburse Executive for reasonable out-of-pocket business expenses incurred in connection with the performance of his duties hereunder, subject to (i) such policies as the Company may from time to time establish, and (ii) Executive furnishing the Company with evidence in the form of receipts satisfactory to the Company substantiating the claimed expenditures.

(e)Paid Time Off.  Executive shall be entitled to such periods of paid time off (“PTO”) each year as provided from time to time under the Company’s PTO policy and as otherwise provided for senior management.

(f)Stock Awards and Plans.

(i)As soon as practicable following the Effective Date, and subject to the approval of the Compensation Committee of the Board, Executive shall receive stock options

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to purchase 150,000 shares of the Company’s common stock pursuant to the Company’s 2019 Incentive Award Plan (the “Equity Plan”). Such stock options shall have an exercise price equal to the “Fair Market Value” per share of the Company’s common stock on the date of grant, as determined pursuant to the Equity Plan. Such stock options shall be incentive stock options to the extent permitted under the Code. The shares subject to such stock options shall vest as follows: one-fourth (1/4th) of the shares subject to the stock options shall vest on the first anniversary of the Effective Date, and the remaining shares subject to the option shall vest in thirty-six (36) equal monthly installment over the three-year period thereafter, subject to Executive’s continued employment or service with the Company on each such date. Such stock options shall have a ten (10) year term and shall be subject to the terms and conditions of the Equity Plan and the stock option agreement pursuant to which such stock options are granted.

(ii)Executive shall be entitled to participate in any equity or other employee benefit plan that is generally available to members of senior management of the Company. Except as otherwise provided in this Agreement, Executive’s participation in and benefits under any such plan shall be on the terms and subject to the conditions specified in the governing document of the particular plan.

(g)Stock Award Acceleration.

(i)In the event of Executive’s Involuntary Termination, the vesting and/or exercisability of each of Executive’s outstanding unvested Stock Awards shall be automatically accelerated on the date of Executive’s Involuntary Termination as to the number of Stock Awards that would vest over the six (6) month period following the date of Executive’s Involuntary Termination had Executive remained continuously employed by the Company during such period.

(ii)In the event of Executive's termination of employment as a result of Executive’s death or following Executive’s Permanent Disability, the vesting and/or exercisability of any outstanding unvested portions of such Stock Awards shall be automatically accelerated on the date of Executive's death or termination.

(iii)In the event of Executive’s Involuntary Termination within twelve (12) months following a Change in Control, the vesting and/or exercisability of any outstanding unvested portions of such Stock Awards shall be automatically accelerated on the later of (A) the date of Executive’s Involuntary Termination and (B) the date of the Change in Control.  In addition, with respect to Stock Awards granted to Executive on or after the Effective Date, such Stock Awards may be exercised by Executive (or Executive’s legal guardian or legal representative) until the latest of (A) three (3) months after the date of Executive’s Involuntary Termination, (B) with respect to any portion of the Stock Awards that become exercisable on the date of a Change in Control pursuant to this Section 3(g)(iii), three (3) months after the date of the Change in Control, or (C) such longer period as may be specified in the applicable Stock Award agreement; provided, however, that in no event shall any Stock Award remain exercisable beyond the original outside expiration date of such Stock Award.

(iv)The vesting pursuant to clauses (i), (ii) and (iii) of this Section 3(g) shall be cumulative.  The foregoing provisions are hereby deemed to be a part of each Stock Award

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and to supersede any less favorable provision in any agreement or plan regarding such Stock Award.

(h)Relocation.

(i)The Company expects Executive to relocate his principal place of residence from Foster City, California to San Diego, California on or before December 31, 2019.  In furtherance of Executive’s relocation, the Company shall pay for or reimburse Executive for reasonable and customary moving and relocation costs, and realtor costs incurred by Executive in connection with the purchase of Executive’s residence in San Diego, California, and the sale of Executive’s residence in Foster City, California (collectively, the “Relocation Reimbursement”).

(ii)In addition, the Company shall pay to Executive a tax gross-up (the “Tax Gross-Up”) for any federal and state income and employment taxes Executive is required to pay resulting from the Relocation Reimbursement and from the Tax Gross-Up, which Tax Gross-Up shall be paid in accordance with Treasury Regulation Section 1.409A-3(i)(1)(v).  All amounts eligible for the Relocation Reimbursement must be incurred by and paid to Executive during the term of his employment with the Company.  The Relocation Reimbursement and the Tax Gross-Up shall be paid to Executive within thirty (30) days following the Company’s receipt of a written request for such reimbursement, but subject to receipt by the Company of supporting receipts and/or documentation and/or receipts in form and substance reasonably acceptable to the Company.  If Executive voluntarily terminates his employment without Good Reason prior to the second anniversary of the Effective Date, Executive shall repay to the Company a pro rata portion of the Relocation Reimbursement and any Tax Gross-Up based on the number of days elapsed in the two-year period ending on the second anniversary of the Effective Date.  The Company will have the right to offset such amounts against any compensation otherwise payable to Executive on the date of Executive’s termination of employment.

(iii) Notwithstanding the provisions of Sections 3(h)(i) and 3(h)(ii), above, the Relocation Reimbursement and any Tax Gross-Up shall be subject to an aggregate cap of $125,000.

(iv)In addition to the foregoing, the Company will pay for or reimburse Executive up to $14,000 for temporary housing (including temporary furnishings) in San Diego, California, subject to the Company’s prior approval of Executive’s temporary housing arrangements.

4.Severance.  Executive shall be entitled to receive benefits upon a termination of employment only as set forth in this Section 4:

(a)At-Will Employment; Termination.  The Company and Executive acknowledge that Executive’s employment is and shall continue to be at-will, as defined under applicable law, and that Executive’s employment with the Company may be terminated by either party at any time for any or no reason, with or without notice.  If Executive’s employment terminates for any reason, Executive shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided in this Agreement.  Executive’s employment under this Agreement shall be terminated immediately on the death of Executive.

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(b)Severance Upon Involuntary Termination.   Subject to Sections 4(d) and 9(o) and Executive’s continued compliance with Section 5, if Executive’s employment is Involuntarily Terminated, Executive shall be entitled to receive, in lieu of any severance benefits to which Executive may otherwise be entitled under any severance plan or program of the Company, the benefits provided below:

(i)the Company shall pay to Executive his fully earned but unpaid base salary, when due, through the date of Executive’s Involuntary Termination at the rate then in effect, all accrued but unused PTO, plus all other benefits, if any, under any Company group retirement plan, nonqualified deferred compensation plan, equity award plan or agreement (other than any such plan or agreement pertaining to Stock Awards whose treatment is prescribed by Section 3(g) above), health benefits plan or other Company group benefit plan to which Executive may be entitled pursuant to the terms of such plans or agreements at the time of Executive’s Involuntary Termination (the “Accrued Obligations”);

(ii)Executive shall be entitled to receive severance pay in an amount equal to six (6) multiplied by Executive’s monthly base salary as in effect immediately prior to the date of Executive’s Involuntary Termination, which amount will be payable in cash in a lump sum within ten (10) days following the effective date of Executive's Release (as defined below); and

(iii) for the period beginning on the date of Executive’s Involuntary Termination and ending on the date which is six (6) full months following the date of Executive’s Involuntary Termination (or, if earlier, (A) the date on which the applicable continuation period under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) expires or (B) the date Executive becomes eligible to receive the equivalent or increased healthcare coverage from a subsequent employer) (such period, the “COBRA Coverage Period”), if Executive and his eligible dependents who were covered under the Company’s health insurance plans as of the date of Executive’s Involuntary Termination elect to have COBRA coverage and are eligible for such coverage, the Company shall directly pay or reimburse Executive on a monthly basis for an amount equal to (1) the monthly premium Executive is required to pay for continuation coverage pursuant to COBRA for Executive and his eligible dependents who were covered under the Company’s health plans as of the date of Executive’s Involuntary Termination (calculated by reference to the premium as of the date of Executive’s Involuntary Termination) less (2) the amount Executive would have had to pay to receive group health coverage for Executive and his covered dependents based on the cost sharing levels in effect on the date of Executive’s Involuntary Termination.  If any of the Company’s health benefits are self-funded as of the date of Executive’s Involuntary Termination, or if the Company cannot provide the foregoing benefits in a manner that is exempt from Section 409A (as defined below) or that is otherwise compliant with applicable law (including, without limitation, Section 2716 of the Public Health Service Act), instead of providing the payments or reimbursements as set forth above, the Company shall instead pay to Executive the foregoing monthly amount as a taxable monthly payment for the COBRA Coverage Period (or any remaining portion thereof).  Executive shall be solely responsible for all matters relating to continuation of coverage pursuant to COBRA, including, without limitation, the election of such coverage and the timely payment of premiums. Executive shall notify the Company immediately if Executive becomes eligible to receive the equivalent or increased healthcare coverage by means of subsequent employment or self-employment.

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(iv)Notwithstanding anything to the contrary in this Section 4(b), and subject to Sections 4(d) and 9(o) and Executive's continued compliance with Section 5, in the event of Executive's Involuntary Termination during the twelve (12) month period following a Change in Control, (A) the references to six (6) months in clauses (ii) and (iii) shall be increased to twelve (12) months, and (B) Executive shall be entitled to receive, in addition to the severance benefits described in clauses (ii) and (iii) above (as modified by this clause (iv)), an amount equal to Executive’s Target Bonus for the year in which Executive's Involuntary Termination occurs, pro-rated to reflect the portion of such year that has elapsed prior to the date of Executive's Involuntary Termination, payable in cash in a lump sum within ten (10) days following the effective date of Executive's Release.

(c)Termination for Cause, Voluntary Resignation Without Good Reason, Death or Permanent Disability.  In the event of Executive’s termination of employment as a result of Executive’s discharge by the Company for Cause or Executive’s resignation without Good Reason, or, except as provided in Section 3(g), as a result of Executive’s death or termination of employment following Executive’s Permanent Disability, the Company shall not have any other or further obligations to Executive under this Agreement (including any financial obligations) except that Executive shall be entitled to receive the Accrued Obligations.  In addition, except as provided in Section 3(g), all vesting of Executive’s unvested Stock Awards previously granted to him by the Company shall cease and none of such unvested Stock Awards shall be exercisable following the date of such termination.  The foregoing shall be in addition to, and not in lieu of, any and all other rights and remedies which may be available to the Company under the circumstances, whether at law or in equity.

(d)Release.  As a condition to Executive’s receipt of any post-termination benefits pursuant to Sections 3(g) and 4(b) above (other than any Accrued Obligations), Executive (or in the event of his death or Permanent Disability, his estate or his legal representative) shall execute and not revoke a general release of all claims in favor of the Company and its affiliates (the “Release”) in the form attached hereto as Exhibit A.  In the event the Release does not become effective within the fifty-five (55) day period following the date of Executive’s termination of employment, Executive shall not be entitled to the aforesaid payments and benefits.

(e)Exclusive Remedy.  Except as otherwise expressly required by law (e.g., COBRA) or as specifically provided herein, all of Executive’s rights to salary, severance, benefits, bonuses and other amounts hereunder (if any) accruing after the termination of Executive’s employment shall cease upon such termination.  In the event of Executive’s termination of employment with the Company, Executive’s sole remedy shall be to receive the payments and benefits described in this Section 4.  In addition, Executive acknowledges and agrees that he is not entitled to any reimbursement by the Company for any taxes payable by Executive as a result of the payments and benefits received by Executive pursuant to this Section 4, including, without limitation, any excise tax imposed by Section 4999 of the Code.  Any payments made to Executive under this Section 4 shall be inclusive of any amounts or benefits to which Executive may be entitled pursuant to the WARN Act or the California WARN Act.

(f)No Mitigation.  Except as otherwise provided in Section 4(b)(iii) above, Executive shall not be required to mitigate the amount of any payment provided for in this Section 4 by seeking other employment or otherwise, nor shall the amount of any payment or benefit

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provided for in this Section 4 be reduced by any compensation earned by Executive as the result of employment by another employer or self-employment or by retirement benefits; provided, however, that loans, advances or other amounts owed by Executive to the Company may be offset by the Company against amounts payable to Executive under this Section 4.

(g)Return of the Company’s Property.  In the event of Executive’s termination of employment for any reason, the Company shall have the right, at its option, to require Executive to vacate his offices prior to or on the effective date of separation and to cease all activities on the Company’s behalf.  Upon Executive’s termination of employment in any manner, as a condition to Executive’s receipt of any severance benefits described in this Agreement, Executive shall immediately surrender to the Company all lists, books and records of, or in connection with, the Company’s business, and all other property belonging to the Company, it being distinctly understood that all such lists, books and records, and other documents, are the property of the Company.  Executive shall deliver to the Company a signed statement certifying compliance with this Section 4(g) prior to the receipt of any severance benefits described in this Agreement.

5.Certain Covenants.

(a)Noncompetition.  Except as may otherwise be approved by the Board, during the term of Executive’s employment, Executive shall not have any ownership interest (of record or beneficial) in, or have any interest as an employee, salesman, consultant, officer or director in, or otherwise aid or assist in any manner, any firm, corporation, partnership, proprietorship or other business that engages in any county, city or part thereof in the United States and/or any foreign country in a business which competes directly or indirectly with the Company’s business (as determined by the Board) in such county, city or part thereof, so long as the Company, or any successor in interest of the Company to the business and goodwill of the Company, remains engaged in such business in such county, city or part thereof or continues to solicit customers or potential customers therein; provided, however, that Executive may own, directly or indirectly, solely as an investment, securities of any entity which are traded on any national securities exchange if Executive (i) is not a controlling person of, or a member of a group which controls, such entity; or (ii) does not, directly or indirectly, own one percent (1%) or more of any class of securities of any such entity.

(b)Confidential Information.  Executive and the Company have entered into the Company’s standard employee proprietary information and inventions agreement (the “Proprietary Information and Inventions Agreement”).  Executive agrees to perform each and every obligation of Executive therein contained.

(c)Solicitation of Employees.  Executive shall not during the term of Executive’s employment and for a period of one (1) year following Executive's termination of employment (the “Restricted Period”), directly or indirectly, solicit or attempt to solicit any employee of the Company or any of its affiliates to terminate his or her relationship with the Company or its affiliates in order to become an employee or consultant to or for any other person or entity, or otherwise encourage or solicit any employee of the Company or any of its affiliates to leave the Company or such affiliates for any reason or to devote less than all of any such employee’s efforts to the affairs of the Company.

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(d)Solicitation of Consultants.  Executive shall not during the term of Executive’s employment and for the Restricted Period, directly or indirectly, solicit or attempt to solicit any consultant then under contract with the Company or any of its affiliates to terminate his, her or its relationship with the Company or its affiliates in order to become an employee or consultant to or for any other person or entity, or otherwise encourage or solicit any consultant of the Company or any of its affiliates to leave the Company or such affiliates for any reason or to reduce his, her or its business relationship or time commitment to the Company.

(e)Rights and Remedies Upon Breach.  If Executive breaches or threatens to commit a breach of any of the provisions of this Section 5 (the “Restrictive Covenants”), the Company shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity:

(i)Specific Performance.  The right and remedy to have the Restrictive Covenants specifically enforced by any court having equity jurisdiction, all without the need to post a bond or any other security or to prove any amount of actual damage or that money damages would not provide an adequate remedy, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide adequate remedy to the Company; and

(ii)Accounting and Indemnification.  The right and remedy to require Executive (A) to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by Executive or any associated party deriving such benefits as a result of any such breach of the Restrictive Covenants; and (B) to indemnify the Company against any other losses, damages (including special and consequential damages), costs and expenses, including actual attorneys’ fees and court costs, which may be incurred by them and which result from or arise out of any such breach or threatened breach of the Restrictive Covenants.

(f)Severability of Covenants/Blue Pencilling.  If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.  If any court determines that any of the Restrictive Covenants, or any part thereof, are unenforceable because of the duration of such provision or the area covered thereby, such court shall have the power to reduce the duration or area of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced.  Executive hereby waives any and all right to attack the validity of the Restrictive Covenants on the grounds of the breadth of their geographic scope or the length of their term.

(g)Enforceability in Jurisdictions.  The Company and Executive intend to and do hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of  any jurisdiction within the geographical scope of such covenants.  If the courts of any one or more of such jurisdictions hold the Restrictive Covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the Company and Executive that such determination not bar or in any way affect the right of the Company to the relief provided above

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in the courts of any other jurisdiction within the geographical scope of such covenants, as to breaches of such covenants in such other respective jurisdictions, such covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

(h)Whistleblower Provision. Nothing herein is intended to or shall prevent Executive from communicating directly with, cooperating with, or providing information to, any federal, state or local government regulator, including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice.  Executive acknowledges that the Company has provided Executive with the following notice of immunity rights in compliance with the requirements of the Defend Trade Secrets Act: (i) Executive shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of proprietary information of the Company that is made in confidence to a Federal, State, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, (ii) Executive shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of proprietary information of the Company that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal and (iii) if Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Executive may disclose the proprietary information to Executive's attorney and use the proprietary information in the court proceeding, if Executive files any document containing the proprietary information under seal, and does not disclose the proprietary information, except pursuant to court order.

(i)Definitions.  For purposes of this Section 5, the term “Company” means not only Oncternal Therapeutics, Inc., but also any company, partnership or entity which, directly or indirectly, controls, is controlled by or is under common control with Oncternal Therapeutics, Inc.

6.Insurance; Indemnification.

(a)Insurance.  The Company shall have the right to take out life, health, accident, “key-man” or other insurance covering Executive, in the name of the Company and at the Company’s expense in any amount deemed appropriate by the Company.  Executive shall assist the Company in obtaining such insurance, including, without limitation, submitting to any required examinations and providing information and data required by insurance companies.

(b)Indemnification.  Executive will be provided with indemnification against third party claims related to his work for the Company as required by Delaware law.  The Company shall provide Executive with directors and officers liability insurance coverage at least as favorable as that which the Company may maintain from time to time for other similarly-situated employees.

7.Arbitration.  Any dispute, claim or controversy based on, arising out of or relating to Executive’s employment or this Agreement shall be settled by final and binding arbitration in San Diego County, California, before a single neutral arbitrator in accordance with the National Rules for the Resolution of Employment Disputes (the “Rules”) of the American Arbitration Association (“AAA”), and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction.  The Rules may be found online at www.adr.org. Arbitration may be compelled pursuant to the California Arbitration Act (Code of Civil Procedure §§ 1280 et seq.).  If the parties are unable to agree upon an arbitrator, one shall be appointed by the AAA in accordance

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with its Rules.  Each party shall pay the fees of its own attorneys, the expenses of its witnesses and all other expenses connected with presenting its case; however, Executive and the Company agree that, to the extent permitted by law, the arbitrator may, in his or her discretion, award reasonable attorneys’ fees to the prevailing party; provided, further, that the prevailing party shall be reimbursed for such fees, costs and expenses within forty-five (45) days following any such award, but in no event later than the last day of Executive’s taxable year following the taxable year in which the fees, costs and expenses were incurred; provided, further, that the parties’ obligations pursuant to this sentence shall terminate on the tenth (10th) anniversary of the date of Executive’s termination of employment.  Other costs of the arbitration, including the cost of any record or transcripts of the arbitration, AAA’s administrative fees, the fee of the arbitrator, and all other fees and costs, shall be borne by the Company.  This Section 7 is intended to be the exclusive method for resolving any and all claims by the parties against each other for payment of damages under this Agreement or relating to Executive’s employment; provided, however, that Executive shall retain the right to file administrative charges with or seek relief through any government agency of competent jurisdiction, and to participate in any government investigation, including but not limited to (i) claims for workers’ compensation, state disability insurance or unemployment insurance; (ii) claims for unpaid wages or waiting time penalties brought before the California Division of Labor Standards Enforcement; provided, however, that any appeal from an award or from denial of an award of wages and/or waiting time penalties shall be arbitrated pursuant to the terms of this Agreement; and (iii) claims for administrative relief from the United States Equal Employment Opportunity Commission and/or the California Department of Fair Employment and Housing (or any similar agency in any applicable jurisdiction other than California); provided, further, that Executive shall not be entitled to obtain any monetary relief through such agencies other than workers’ compensation benefits or unemployment insurance benefits.  This Agreement shall not limit either party’s right to obtain any provisional remedy, including, without limitation, injunctive or similar relief, from any court of competent jurisdiction as may be necessary to protect their rights and interests pending the outcome of arbitration, including without limitation injunctive relief, in any court of competent jurisdiction pursuant to California Code of Civil Procedure § 1281.8 or any similar statute of an applicable jurisdiction.  Seeking any such relief shall not be deemed to be a waiver of such party’s right to compel arbitration.  Both Executive and the Company expressly waive their right to a jury trial.

8.General Relationship.  Executive shall be considered an employee of the Company within the meaning of all federal, state and local laws and regulations including, but not limited to, laws and regulations governing unemployment insurance, workers’ compensation, industrial accident, labor and taxes.

9.Miscellaneous.

(a)Modification; Prior Claims.  This Agreement and the Proprietary Information and Inventions Agreement set forth the entire understanding of the parties with respect to the subject matter hereof and supersede all existing agreements between them concerning such subject matter, including any offer letter provided to Executive by the Company.  This Agreement may be amended or modified only with the written consent of Executive and an authorized representative of the Company.  No oral waiver, amendment or modification will be effective under any circumstances whatsoever.

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(b)Assignment; Assumption by Successor.  The rights of the Company under this Agreement may, without the consent of Executive, be assigned by the Company, in its sole and unfettered discretion, to any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly, acquires all or substantially all of the assets or business of the Company.  The Company will require any successor (whether direct or indirect, by purchase, merger or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and to agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place; provided, however, that no such assumption shall relieve the Company of its obligations hereunder.  As used in this Agreement, the “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

(c)Survival.  The covenants, agreements, representations and warranties contained in or made in Sections 3(g), 4, 5, 6, 7 and 9 of this Agreement shall survive any Executive’s termination of employment.

(d)Third‑Party Beneficiaries.  This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

(e)Waiver.  The failure of either party hereto at any time to enforce performance by the other party of any provision of this Agreement shall in no way affect such party’s rights thereafter to enforce the same, nor shall the waiver by either party of any breach of any provision hereof be deemed to be a waiver by such party of any other breach of the same or any other provision hereof.

(f)Section Headings.  The headings of the several sections in this Agreement are inserted solely for the convenience of the parties and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

(g)Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated:  (i) by personal delivery when delivered personally; (ii) by overnight courier upon written verification of receipt; (iii) by email, telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (iv) by certified or registered mail, return receipt requested, upon verification of receipt.  Notice shall be sent to Executive at the address listed on the Company’s personnel records and to the Company at its principal place of business, or such other address as either party may specify in writing.

(h)Severability.  All Sections, clauses and covenants contained in this Agreement are severable, and in the event any of them shall be held to be invalid by any court, this Agreement shall be interpreted as if such invalid Sections, clauses or covenants were not contained herein.

(i)Governing Law and Venue.  This Agreement is to be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles

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thereof.  Except as provided in Sections 5 and 7, any suit brought hereon shall be brought in the state or federal courts sitting in San Diego County, California, the parties hereto hereby waiving any claim or defense that such forum is not convenient or proper.  Each party hereby agrees that any such court shall have in personam jurisdiction over it and consents to service of process in any manner authorized by California law.

(j)Non-transferability of Interest.  None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement shall be assignable or transferable except through a testamentary disposition or by the laws of descent and distribution upon the death of Executive.  Any attempted assignment, transfer, conveyance, or other disposition (other than as aforesaid) of any interest in the rights of Executive to receive any form of compensation to be made by the Company pursuant to this Agreement shall be void.

(k)Gender.  Where the context so requires, the use of the masculine gender shall include the feminine and/or neuter genders and the singular shall include the plural, and vice versa, and the word “person” shall include any corporation, firm, partnership or other form of association.

(l)Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

(m)Construction.  The language in all parts of this Agreement shall in all cases be construed simply, according to its fair meaning, and not strictly for or against any of the parties hereto.  Without limitation, there shall be no presumption against any party on the ground that such party was responsible for drafting this Agreement or any part thereof.

(n)Withholding and Other Deductions.  All compensation payable to Executive hereunder shall be subject to such deductions as the Company is from time to time required to make pursuant to law, governmental regulation or order.

(o)Code Section 409A.

(i)This Agreement is not intended to provide for any deferral of compensation subject to Section 409A of the Code, and, accordingly, the severance payments payable under Sections 4(b)(ii) and 4(b)(iv) shall be paid no later than the later of:  (A) the fifteenth (15th) day of the third month following Executive’s first taxable year in which such amounts are no longer subject to a substantial risk of forfeiture, and (B) the fifteenth (15th) day of the third month following first taxable year of the Company in which such amounts are is no longer subject to substantial risk of forfeiture, as determined in accordance with Code Section 409A and any Treasury Regulations and other guidance issued thereunder.  To the extent applicable, this Agreement shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder.  Each series of installment payments made under this Agreement is hereby designated as a series of “separate payments” within the meaning of Section 409A of the Code.   Notwithstanding anything herein to the contrary, to the extent any payments to Executive pursuant to Sections 4(b)(ii) or 4(b)(iv) constitute “non-qualified deferred compensation” subject to Section 409A of the Code or are intended to be exempt from

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Section 409A of the Code pursuant to Treasury Regulation Section 1.409A-1(b)(9)(iii), then, to the extent required by Section 409A of the Code or to satisfy such exception, no amount shall be payable pursuant to such sections unless Executive's termination of employment constitutes a “separation from service” with the Company (as such term is defined in Treasury Regulation Section 1.409A-1(h) and any successor provision thereto) (a “Separation from Service”).

(ii)If Executive is a “specified employee” (as defined in Section 409A of the Code), as determined by the Company in accordance with Section 409A of the Code, on the date of Executive’s Separation from Service, to the extent that the payments or benefits under this Agreement constitute “non-qualified deferred compensation” subject to Section 409A of the Code and the delayed payment or distribution of all or any portion of such amounts to which Executive is entitled under this Agreement is required in order to avoid a  prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, then such portion deferred pursuant to this Section 9(o)(ii) shall be paid or distributed to Executive in a lump sum on the earlier of (A) the date that is six (6) months following Executive’s Separation from Service, (B) the date of Executive’s death or (C) the earliest date as is permitted under Section 409A of the Code.  Any remaining payments due under the Agreement shall be paid as otherwise provided herein.

(iii)To the extent applicable, this Agreement shall be interpreted in accordance with the applicable exemptions from Section 409A of the Code.  If Executive and the Company determine that any payments or benefits payable under this Agreement intended to comply with Sections 409A(a)(2), (3) and (4) of the Code do not comply with Section 409A of the Code, Executive and the Company agree to amend this Agreement, or take such other actions as Executive and the Company deem reasonably necessary or appropriate, to comply with the requirements of Section 409A of the Code and the Treasury Regulations thereunder (and any applicable transition relief) while preserving the economic agreement of the parties.  To the extent that any provision in this Agreement is ambiguous as to its compliance with Section 409A of the Code, the provision shall be read in such a manner that no payments payable under this Agreement shall be subject to an “additional tax” as defined in Section 409A(a)(1)(B) of the Code.

(iv)Any reimbursement of expenses or in-kind benefits payable under this Agreement shall be made in accordance with Treasury Regulation Section 1.409A-3(i)(1)(iv) and shall be paid on or before the last day of Executive’s taxable year following the taxable year in which Executive incurred the expenses.  The amount of expenses reimbursed or in-kind benefits payable during any taxable year of Executive’s shall not affect the amount eligible for reimbursement or in-kind benefits payable in any other taxable year of Executive’s, and Executive’s right to reimbursement for such amounts shall not be subject to liquidation or exchange for any other benefit.

(v)In the event that the amounts payable under Section 4(b)(ii) or Section 4(b)(iv) constitute “non-qualified deferred compensation” subject to Section 409A of the Code and the timing of the delivery of Executive’s Release could cause such amounts to be paid in one or another taxable year, then notwithstanding the payment timing set forth in such sections, such amounts shall not be payable until the later of (A) the payment date specified in such section or (B) the first business day of the taxable year following Executive’s termination of employment.

(Signature Page Follows)

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Exhibit 10.1

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

Oncternal Therapeutics, Inc.

By: /s/ James B. BreitmeyerName: James B. Breitmeyer, M.D., Ph.D.Title: President and CEO

Executive

 /s/ Frank Hsu
Frank Hsu, M.D.

SIGNATURE PAGE TO EMPLOYMENT AGREEMENT

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Exhibit 10.1

Exhibit A

GENERAL RELEASE OF CLAIMS

[The language in this Release may change based on legal developments and evolving best practices; this form is provided as an example of what will be included in the final Release document.]

This General Release of Claims (“Release”) is entered into as of this _____ day of ________, ____, between Frank Hsu, M.D. (“Executive”), and Oncternal Therapeutics, Inc., a Delaware corporation (the “Company”) (collectively referred to herein as the “Parties”).

WHEREAS, Executive and the Company are parties to that certain Employment Agreement dated as of August 26, 2019 (the “Agreement”);

WHEREAS, the Parties agree that Executive is entitled to certain severance benefits under the Agreement, subject to Executive’s execution of this Release; and

WHEREAS, the Company and Executive now wish to fully and finally to resolve all matters between them.

NOW, THEREFORE, in consideration of, and subject to, the severance benefits payable to Executive pursuant to the Agreement, the adequacy of which is hereby acknowledged by Executive, and which Executive acknowledges that he would not otherwise be entitled to receive, Executive and the Company hereby agree as follows:

1.General Release of Claims by Executive.

(a)Executive, on behalf of himself and his executors, heirs, administrators, representatives and assigns, hereby agrees to release and forever discharge the Company and all predecessors, successors and their respective parent corporations, affiliates, related, and/or subsidiary entities, and all of their past and present investors, directors, shareholders, officers, general or limited partners, employees, attorneys, agents and representatives, and the employee benefit plans in which Executive is or has been a participant by virtue of his employment with or service to the Company (collectively, the “Company Releasees”), from any and all claims, debts, demands, accounts, judgments, rights, causes of action, equitable relief, damages, costs, charges, complaints, obligations, promises, agreements, controversies, suits, expenses, compensation, responsibility and liability of every kind and character whatsoever (including attorneys’ fees and costs), whether in law or equity, known or unknown, asserted or unasserted, suspected or unsuspected (collectively, “Claims”), which Executive has or may have had against such entities based on any events or circumstances arising or occurring on or prior to the date hereof or on or prior to the date hereof, arising directly or indirectly out of, relating to, or in any other way involving in any manner whatsoever Executive’s employment by or service to the Company or the termination thereof, including any and all claims arising under federal, state, or local laws relating to employment, including without limitation claims of wrongful discharge, breach of express or implied contract, fraud, misrepresentation, defamation, or liability in tort, and claims of any kind

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that may be brought in any court or administrative agency including, without limitation, claims under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000, et seq.; the Americans with Disabilities Act, as amended, 42 U.S.C. § 12101 et seq.; the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 701 et seq.; the Civil Rights Act of 1866, and the Civil Rights Act of 1991; 42 U.S.C. Section 1981, et seq.; the Age Discrimination in Employment Act, as amended, 29 U.S.C. Section 621, et seq. (the “ADEA”); the Equal Pay Act, as amended, 29 U.S.C. Section 206(d); regulations of the Office of Federal Contract Compliance, 41 C.F.R. Section 60, et seq.; the Family and Medical Leave Act, as amended, 29 U.S.C. § 2601 et seq.; the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. § 201 et seq.; the Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq.; and the California Fair Employment and Housing Act, California Government Code Section 12940, et seq.

Notwithstanding the generality of the foregoing, Executive does not release the following claims:

(i)Claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law;

(ii)Claims for workers’ compensation insurance benefits under the terms of any worker’s compensation insurance policy or fund of the Company;

(iii)Claims pursuant to the terms and conditions of the federal law known as COBRA;

(iv)Claims for indemnity under the bylaws of the Company, as provided for by California law or under any applicable insurance policy with respect to Executive’s liability as an employee, director or officer of the Company;

(v)Claims based on any right Executive may have to enforce the Company’s executory obligations under the Agreement;

(vi)Executive’s right to bring to the attention of the Equal Employment Opportunity Commission or the California Department of Fair Employment and Housing or any other federal, state or local government agency claims of discrimination, or from participating in an investigation or proceeding conducted by the Equal Employment Opportunity Commission or any other federal, state or local government agency; provided, however, that Executive does release his right to secure any damages for such alleged discriminatory treatment;

(vii)Claims Executive may have to vested or earned compensation and benefits; and

(viii)Executive’s right to communicate or cooperate with any governmental agency.

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(b) EXECUTIVE ACKNOWLEDGES THAT HE HAS BEEN ADVISED OF AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

BEING AWARE OF SAID CODE SECTION, EXECUTIVE HEREBY EXPRESSLY WAIVES ANY RIGHTS HE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

[Note:  Clauses (c), (d) and (e) apply only if Executive is age 40 or older at time of termination]

(c)  Executive acknowledges that this Release was presented to him on the date indicated above and that Executive is entitled to have [twenty-one (21)][forty-five (45)] days’ time in which to consider it.  Executive further acknowledges that the Company has advised him that he is waiving her rights under the ADEA, and that Executive should consult with an attorney of his choice before signing this Release, and Executive has had sufficient time to consider the terms of this Release.  Executive represents and acknowledges that if Executive executes this Release before [twenty-one (21)][forty-five (45)] days have elapsed, Executive does so knowingly, voluntarily, and upon the advice and with the approval of Executive’s legal counsel (if any), and that Executive voluntarily waives any remaining consideration period.

(d)  Executive understands that after executing this Release, Executive has the right to revoke it within seven (7) days after his execution of it.  Executive understands that this Release will not become effective and enforceable unless the seven (7) day revocation period passes and Executive does not revoke the Release in writing.  Executive understands that this Release may not be revoked after the seven (7) day revocation period has passed.  Executive also understands that any revocation of this Release must be made in writing and delivered to the Company at its principal place of business within the seven (7) day period.

(e)  Executive understands that this Release shall become effective, irrevocable, and binding upon Executive on the eighth (8th) day after his execution of it, so long as Executive has not revoked it within the time period and in the manner specified in clause (d) above.

(f)Executive further understands that Executive will not be given any severance benefits under the Agreement unless this Release is effective on or before the date that is fifty-five (55) days following the date of Executive’s termination of employment.

2.Whistleblower Provision. Nothing herein shall be construed to prohibit Executive from communicating directly with, cooperating with, or providing information to, any government regulator, including, but not limited to, the U.S. Securities and Exchange Commission, the U.S.

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Commodity Futures Trading Commission, or the U.S. Department of Justice. Executive acknowledges that the Company has provided Executive with the following notice of immunity rights in compliance with the requirements of the Defend Trade Secrets Act: (i) Executive shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of proprietary information of the Company that is made in confidence to a Federal, State, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, (ii) Executive shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of proprietary information of the Company that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal and (iii) if Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Executive may disclose the proprietary information to my attorney and use the proprietary information in the court proceeding, if Executive files any document containing the proprietary information under seal, and does not disclose the proprietary information, except pursuant to court order.

2.Whistleblower Provision. Nothing herein shall be construed to prohibit Executive from communicating directly with, cooperating with, or providing information to, any government regulator, including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice. Executive acknowledges that the Company has provided Executive with the following notice of immunity rights in compliance with the requirements of the Defend Trade Secrets Act: (i) Executive shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of proprietary information of the Company that is made in confidence to a Federal, State, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, (ii) Executive shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of proprietary information of the Company that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal and (iii) if Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Executive may disclose the proprietary information to my attorney and use the proprietary information in the court proceeding, if Executive files any document containing the proprietary information under seal, and does not disclose the proprietary information, except pursuant to court order.

3.No Assignment.  Executive represents and warrants to the Company Releasees that there has been no assignment or other transfer of any interest in any Claim that Executive may have against the Company Releasees.  Executive agrees to indemnify and hold harmless the Company Releasees from any liability, claims, demands, damages, costs, expenses and attorneys’ fees incurred as a result of any such assignment or transfer from Executive.

4.Severability.  In the event any provision of this Release is found to be unenforceable by an arbitrator or court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefit contemplated herein to the fullest extent permitted by law.  If a deemed modification is not satisfactory in the judgment of such arbitrator or court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.

5.Interpretation; Construction.  The headings set forth in this Release are for convenience only and shall not be used in interpreting this Agreement.  This Release has been drafted by legal counsel representing the Company, but Executive has participated in the negotiation of its terms.  Furthermore, Executive acknowledges that Executive has had an opportunity to review and revise the Release and have it reviewed by legal counsel, if desired, and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Release.  Either party’s failure to enforce any provision of this Release shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Release.

6.Governing Law and Venue.  This Release will be governed by and construed in accordance with the laws of the United States of America and the State of California applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof.  Any suit brought hereon shall be brought in the state or federal courts sitting in San Diego County, California, the Parties hereby waiving any claim or defense that such forum is not convenient or proper.  Each party hereby agrees that any such court shall have in

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personam jurisdiction over it and consents to service of process in any manner authorized by California law.

7.Entire Agreement.  This Release and the Agreement constitute the entire agreement of the Parties in respect of the subject matter contained herein and therein and supersede all prior or simultaneous representations, discussions, negotiations and agreements, whether written or oral.  This Release may be amended or modified only with the written consent of Executive and an authorized representative of the Company.  No oral waiver, amendment or modification will be effective under any circumstances whatsoever.

8.Counterparts.  This Release may be executed in multiple counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

(Signature Page Follows)

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Exhibit 10.1

IN WITNESS WHEREOF, and intending to be legally bound, the Parties have executed the foregoing Release as of the date first written above.

ExecutiveOncternal Therapeutics, Inc.

By:

Print Name:  Frank Hsu, M.D.Print Name:

Title:

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